CSFB 05-4

Group 8

Pay rules

1.

Pay the NAS Priority Amount to the 8N1.

2.

Pay concurrently as follows:

a.

64.5033877709013%

i.

Pro-rata to the 8FL2 and 8FL3 until retired

ii.

8L1 until retired

b.

35.4966122290987% sequentially to the 8FL1 and 8L1 until retired.

3.

Pay the to the 8N1 until retired

Notes

Pxing Speed = 100PPC (8CPR to 20 CPR in 12 MONTHS, remaining at 20CPR thereafter)

NAS bonds = 8N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 8N1 Balance/Total Non-PO Balance

Floater Bonds:

8FL1– 0 day delay, 1ML + 0.45%, 5.50% Cap, .45% Floor, Initial Libor – 2.85%

8FL2– 0 day delay, 1ML + 0.40%, 5.50% Cap, .40% Floor, Initial Libor – 2.85%

8FL3– 0 day delay, 1ML + 0.55%, 5.50% Cap, .55% Floor, Initial Libor – 2.85%

Inverse IO Bonds:

8IN1 – 0 day delay, 5.05% - 1ML, 0.10% Cap, 0% Floor, Initial Libor – 2.85%

8IN2 – 0 day delay, 5.10% - 1ML, 0.15% Cap, 0% Floor, Initial Libor – 2.85%

2A6  – 0 day delay, 4.95% - 1ML, 4.95% Cap, 0% Floor, Initial Libor – 2.85%

Notional Balance:

8IN1=8FL1

8IN2=8FL2

2A6=8FL1-8FL3

Settlement = 4/29/05